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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 7, 1999

                             ---------------------

                               BMC SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         0-17136                        74-21226120
  (State or other jurisdiction       (Commission File Number)     (I.R.S. Employer Identification
      of incorporation or                                                       No.)
          organization)

            2101 CITYWEST BOULEVARD
                 HOUSTON, TEXAS                                     77042-2827
    (Address of principal executive offices)                        (Zip code)

       Registrant's telephone number, including area code: (713) 918-8800

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

ITEM 5. OTHER EVENTS.

I. NEW DIMENSION SOFTWARE LTD.

     A. TENDER AGREEMENT AND RELATED AGREEMENTS

     On March 8, 1999, BMC Software, Inc., a Delaware corporation (the "Company"), issued a press release announcing the execution of a Share Purchase and Tender Agreement, dated March 7, 1999 (the "Tender Agreement"), by and between the Company and New Dimension Software Ltd., an Israeli corporation ("New Dimension"). Pursuant to the Tender Agreement, the Company will offer $52.50 in cash (the "Offer Price") for each outstanding ordinary share, par value NIS 0.01 per share (collectively, the "Shares"), of New Dimension in accordance with the Offer (as defined therein). New Dimension has also agreed to acquire and cancel all options to purchase shares of New Dimension and its subsidiary for an amount in cash equal to the positive difference between the Offer Price and the exercise price of such options, subject to adjustment in the case of options to purchase shares of New Dimension's subsidiary. In addition, the Company has agreed to issue stock options to purchase an aggregate of 500,000 shares of common stock of the Company to employees of New Dimension after completion of the Offer. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares constituting at least 90% of the then issued and outstanding Shares not owned by the Company and its subsidiaries (the "90% Condition").

     If the Company is successful in acquiring through the Offer at least 90% of the Shares not then owned by the Company or its subsidiaries within four months of the date the Offer commences, the Company has agreed in the Tender Agreement, in accordance with Section 236 of the Companies Ordinance (New Version) 5743-1983 of the State of Israel, to declare by notice to the remaining shareholders of New Dimension that it is unilaterally acquiring (the "Compulsory Acquisition") the remaining Shares not yet held by it on the terms set forth in the Offer.

     A description of the Tender Agreement is contained in the March 8, 1999 press release by the Company, filed herewith as Exhibit 99.1 and incorporated herein by reference. The Tender Agreement is also filed herewith as Exhibit 2.1 and is incorporated herein by reference.

     In connection with the Offer contemplated by the Tender Agreement, the Company entered into shareholder agreements, dated as of March 7, 1999 (the "Shareholder Agreements"), with (i) Einav Computer Systems Ltd., an Israeli corporation ("ECS"), and Roni A. Einav and Dalia Prashker-Katzman, the sole shareholders of ECS, and (ii) Yossie Hollander (each a "Principal Shareholder" and collectively, the "Principal Shareholders"). Pursuant to the Shareholder Agreements, (a) the Principal Shareholders have agreed to tender into the Offer all of their Shares, which, on the date of the Tender Agreement, represented an aggregate of 7,482,500, or approximately 61%, of the issued and outstanding Shares, (b) the Principal Shareholders have granted to the Company an irrevocable option to purchase all of such Shares in certain circumstances, and
(c) each Principal Shareholder has granted to the Company an irrevocable proxy to vote such Principal Shareholder's Shares with respect to matters relating to the Tender Agreement, the Offer or matters inconsistent with the Offer. The Shareholder Agreements are filed herewith as Exhibits 99.2 and 99.3 and are incorporated herein by reference.

     As an inducement to the Company's execution of the Tender Agreement and concurrently therewith, New Dimension agreed to enter into a third amendment (the "Third Amendment") to the distribution agreement between New Dimension and Boole & Babbage Europe, an Irish corporation ("Distributor") and a wholly owned subsidiary of Boole & Babbage, Inc., a Delaware corporation ("Boole"), dated October 28, 1994, as amended April 24 and October 31, 1997 (the "Distribution Agreement"). The Third Amendment, effective as of March 6, 1999, excludes the Offer from the provisions of the Distribution Agreement, which provides that a "change of control" of New Dimension would provide the Distributor the right to terminate the Distribution Agreement and receive a termination payment from New Dimension. The Third Amendment is filed herewith as Exhibit 99.4 and is incorporated herein by reference.

     In addition to the Third Amendment, the Company and New Dimension entered into a letter agreement, dated March 7, 1999 (the "Letter Agreement"), which provides that New Dimension will not exercise its right to terminate the Distribution Agreement by reason of the Company's acquisition of Boole pursuant to the

Agreement and Plan of Reorganization, dated October 31, 1998, by and between the Company and Boole (the "Merger Agreement"), until April 10, 1999. The Letter Agreement further provides that upon completion of the Company's acquisition of Boole, the Company and the Distributor will enter into a fourth amendment (the "Fourth Amendment") to the Distribution Agreement, which will provide for the extension of the period during which New Dimension has the right to terminate the Distribution Agreement as a result of the Company's acquisition of Boole until December 31, 1999; provided, that New Dimension does not give notice of its intent to terminate the Distribution Agreement in connection with the Company's acquisition of Boole until the earlier of the day first succeeding (i) the termination of the Offer or (ii) July 12, 1999, and that such termination notice will become effective within 60 days of the receipt thereof by the Distributor. The Letter Agreement is filed herewith as Exhibit 99.5 and is incorporated herein by reference.

     B. FINANCING.

     The total amount of funds required by the Company to consummate the Offer (including cash payments related to the cancellation of outstanding New Dimension options) and the Compulsory Acquisition and to pay related fees and expenses is estimated to be approximately $700 million.

     The consideration for the Shares to be purchased pursuant to the Offer and the Compulsory Acquisition is expected to be funded from the Company's working capital and loans from U.S. banks. The Company is currently negotiating with three major commercial banks (the "Proposed Lenders") to obtain a credit facility in an aggregate amount of $500,000,000 (the "Proposed Credit Facility"). On March 10, 1999, the Company received commitments from each of the Proposed Lenders, which are filed herewith as Exhibit 99.2 and are incorporated herein by reference. The following is a summary of the principal terms of the Proposed Credit Facility.

     The Proposed Credit Facility will consist of $500,000,000 of availability under: (a) a 364-day revolving credit facility for general corporate purposes, including the funding of the Offer, with renewal options by the Proposed Lenders and with a one-year option granted to the Company, which will enable the Company to convert the revolving loans into a one-year term loan, and (b) a competitive bid facility which will enable the Company to request bids from the Proposed Lenders for loans on a negotiated basis up to the existing availability under the Proposed Credit Facility. If the Company elects to convert revolving borrowings to a term loan, such term loan must be repaid within one year with interest payable at specified margin levels above LIBOR.

     Interest rates for loans under the Proposed Credit Facility are based upon a margin above LIBOR within current market parameters and certain financial ratios of the Company.

     The Proposed Credit Facility will include, among others, covenants regarding the maintenance by the Company of: (a) at least $300,000,000 in cash and marketable securities and (b) certain financial ratios. The Proposed Credit Facility will also contain other typical and customary covenants as well as customary events of default.

     The Proposed Credit Facility requires the Company to pay an arrangement fee on the aggregate commitment of the Proposed Lenders together with a facility fee (ranging from 10 to 20 basis points) on the drawn and undrawn portion of the aggregate commitments of the Proposed Lenders.

     Any loans under the Proposed Credit Facility will be repaid over time from a variety of potential sources including, but not limited to, funds generated internally by the Company and its subsidiaries. The Offer is not conditioned on consummation of the Proposed Credit Facility.

     C. FINANCIAL INFORMATION

     The financial information provided in this Section C is being included in this Form 8-K to provide additional information solely for the purpose of illustrating how the New Dimension transaction might affect the Company and Boole as a combined company from a financial point of view. The acquisition of New Dimension is subject to numerous significant conditions, including the 90% Condition. As a result of the 90% Condition, the acquisition of New Dimension by the Company is uncertain. There can be no assurance that the Company will succeed in its acquisition of New Dimension. The following estimated financial information may not reflect the actual financial results of the Company, Boole and New Dimension as a combined company. In addition, the Company has made various assumptions in its preparation of these estimates. These assumptions and estimated financial information consist of forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements are identified as forward looking statements in this discussion. Important factors, risks and uncertainties that could cause the Company's, Boole's and New Dimension's actual results to differ materially from the results implied by these forward looking statements are also discussed.

     1. SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The unaudited pro forma financial information is derived from historical financial information for the three companies, but includes assumptions and adjustments to reflect the proposed combination of the three companies. The descriptions of these assumptions and adjustments include forward looking statements that contemplate future events, calculations or determinations. These forward looking statements are subject to various risks and uncertainties that could cause actual pro forma financial information for the three companies to differ materially from those set forth below, including the following items:

     - Different Fiscal Year Ends. The fiscal year ends for the Company, Boole and New Dimension occur at different dates. The Company's fiscal year end is March 31, Boole's is September 30, and New Dimension's is December 31. In order to present the unaudited pro forma combined results on a comparable basis, certain adjustments were made to Boole's and New Dimension's results of operations for certain periods to conform to those of the Company. The selected unaudited pro forma condensed combined financial information for the years ended March 31, 1996 and 1997 are based on the consolidated financial statements of the Company for the years ended March 31, 1996 and 1997, Boole for the years ended September 30, 1995 and 1996, and New Dimension for the years ended December 31, 1995 and 1996. The selected unaudited pro forma condensed combined financial information for the year ended March 31, 1998 is based on the consolidated financial statements of the Company for the year ended March 31, 1998; Boole for the year ended September 30, 1997 reduced by the unaudited consolidated statement of income of Boole for the six months ended March 31, 1997 and increased by the unaudited consolidated statement of income of Boole for the six months ended March 31, 1998; and New Dimension for the year ended December 31, 1998. The selected unaudited pro forma condensed combined financial information for the nine months ended December 31, 1997 and 1998 are based on the unaudited consolidated financial statements of the Company for the nine months ended December 31, 1997 and 1998; the consolidated financial statements of Boole for the years ended September 30, 1997 and 1998 reduced by the unaudited consolidated statements of income of Boole for the six months ended March 31, 1997 and 1998, respectively and increased by the unaudited consolidated statements of income of Boole for the three months ended December 31, 1997 and 1998, respectively; and the audited consolidated financial statements of New Dimension for the year ended December 31, 1997 and the unaudited consolidated financial statements for the year ended December 31, 1998 reduced by the unaudited consolidated financial statements of income of New Dimension for the three months ended March 31, 1997 and 1998, respectively. As a result of the adjustments to conform Boole's fiscal year end to the year ended March 31, 1998, Boole's results of operations for the six months ended March 31, 1997, which include total revenues of $96,212,000 and a net loss of $386,000 have not been included in the selected unaudited pro forma condensed combined statements of income for the periods presented. The unaudited pro forma condensed combined total assets amount is based on the balance sheets of the Company, Boole and New Dimension at December 31, 1998.

     - Purchase Price. The unaudited pro forma financial information assumes a total purchase price for New Dimension of approximately $700 million, including transaction costs of approximately $15 million. The purchase price also includes approximately $2.26 million representing Boole's basis in approximately 452,800 shares of New Dimension common stock owned by Boole prior to the combination of the three companies. The shares of New Dimension common stock held by Boole are reflected in Boole's unaudited historical financial information at current market value which, as of December 31, 1998, approximated $48.125 per share. The shares of New Dimension common stock held by Boole have been assumed to be owned by the Company prior to the tender offer, and therefore are not deemed to be outstanding as of the tender offer and not subject to the tender offer price of $52.50 per share for purposes of calculating the purchase price.

     - Purchase Price Allocation. The purchase price allocation for acquired in-process research and development is assumed to be approximately $132.3 million, net of income taxes. The purchase price allocation for goodwill and other intangibles is assumed to be approximately $428 million. Amortization of goodwill and other intangibles is assumed to occur over a four year life, resulting in an annual noncash amortization expense of $70 million, net of income taxes, in each year following the acquisition. The final purchase price allocation will not be known until an independent appraisal is complete. The relative allocations of portions of the purchase price to acquired in-process research and development and the period over which goodwill and other intangibles will be amortized and the resulting amortization charge will be based upon determinations by the Company and its independent appraisers and will be subject to review by its auditors and by the Securities and Exchange Commission. The actual amount of any write-off of acquired in-process research and development, remaining amortized goodwill, the actual amortization period and the amount of annual amortization of goodwill and intangibles may vary significantly from these assumptions.

     - No Cost Savings or Revenue Enhancements. The unaudited pro forma financial information also does not reflect the effect of cost savings and revenue enhancements, if any, which may be realized after consummation of the transactions.

     - Elimination of Distributor Payments. The unaudited pro forma financial information eliminates distributor payments between Boole and New Dimension of $8.3 million, $11.3 million and $15.2 million for the years ended March 31, 1996, 1997 and 1998, respectively. The information also eliminates distributor payments between Boole and New Dimension of $10.5 million and $10.1 million for the nine months ended December 31, 1997 and 1998.

     - Interest. The unaudited pro forma financial information assumes interest expense related to short term borrowings of $500 million at 6.0% per annum and reduced interest income associated with the use of $176 million cash and investments with an approximate return of 6.0% per annum. These adjustments include assumptions about anticipated borrowing amounts, cost of funds and return on investment that could prove inaccurate.

     - Costs Associated with Proposed Combination of the Company and Boole. The unaudited pro forma financial information reflects an accrual, made only to the unaudited pro forma condensed combined balance sheet, of approximately $25.0 million (or $16.25 million, net of income taxes) for estimated transaction fees, certain identified restructuring charges and costs incident to the proposed merger between the Company and Boole. Actual results incurred in connection with the proposed merger could differ significantly from these estimates.

     - Conversion of Outstanding Shares of Boole's Common Stock. The unaudited pro forma financial information reflects the issuance of 0.675 of a share of the Company's common stock for each share of Boole common stock outstanding at December 31, 1998, pursuant to the terms of the Merger Agreement. Therefore, the historical combined common stock, paid-in-capital and retained earnings balances have been adjusted to reflect the number of shares assumed to be issued, the difference in par value per common share of the Company and Boole and the cancellation of Boole treasury stock. These adjustments are based on the historical outstanding share amounts. Actual shares outstanding on the date the proposed merger is consummated and, therefore, the actual impact of the conversion of outstanding shares of Boole's common stock on the historical combined common stock, paid-in-capital and retained earnings balances might differ from this estimate.

     The following table sets forth selected unaudited pro forma condensed combined financial information derived from the historical financial information of the Company, Boole and New Dimension and is based on the assumptions and adjustments discussed above to reflect the expected combination of the three companies. The unaudited pro forma combined income statement data for the nine months ended December 31, 1997 and 1998 and for the years ended March 31, 1996, 1997 and 1998 assume the merger with Boole and the acquisition of New Dimension were both effected as of April 1, 1995. The unaudited pro forma balance sheet data as of December 31, 1998 assumes the merger with Boole and the acquisition of New Dimension were both effected as of December 31, 1998.

                                                                            NINE MONTHS ENDED
                                            YEARS ENDED MARCH 31,             DECEMBER 31,
                                       --------------------------------   ---------------------
                                         1996       1997        1998        1997        1998
                                       --------   --------   ----------   --------   ----------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
COMPANY, BOOLE AND NEW DIMENSION
  COMBINED INCOME STATEMENT DATA:
  Total revenues.....................  $666,373   $824,208   $1,045,300   $752,919   $  982,255
                                       ========   ========   ==========   ========   ==========
  Net earnings.......................  $ 29,941   $ 93,339   $  121,078   $ 64,989   $  205,500
                                       ========   ========   ==========   ========   ==========
  Diluted earnings per share.........  $   0.13   $   0.39   $     0.49   $   0.27   $     0.83
COMPANY, BOOLE AND NEW DIMENSION
  COMBINED BALANCE SHEET DATA:
  Total assets.......................                                                $2,467,443
  Short term borrowings..............                                                $  500,000
  Stockholder's equity...............                                                $1,065,827

     2. ANALYSIS OF IMPACT OF NEW DIMENSION TRANSACTION ON CERTAIN PRO FORMA ESTIMATES OF FUTURE FINANCIAL RESULTS

     The Company has prepared these calculations solely to illustrate the estimated financial impact of the New Dimension transaction on the Company and Boole as a combined company. If the New Dimension transaction is completed, the Company expects the New Dimension transaction to close in the first or second quarter of its March 31, 2000 fiscal year. The Company has made the following assumptions in preparing the following pro forma financial information. These assumptions and the pro forma financial information are forward looking statements. Certain risks and uncertainties could cause the Company's future operating results to differ materially from those indicated by any of these forward looking statements, including those described below.

     - Revenue and Earnings Estimates of the Company and Boole are not Estimates by the Company or Boole and are Being Provided Solely for Illustrative Purposes. Combined earnings estimates for the Company and Boole for fiscal 2000 are based upon published financial estimates of SG Cowen & Co. dated January 25, 1999 for the Company and Boole on a combined basis. For fiscal 2001, the Company has assumed an earnings growth rate of 25% and applied this growth rate to the SG Cowen estimate for fiscal 2000. The use of the SG Cowen estimates and the assumed 25% growth rate are solely for the illustrative purpose of estimating the impact of the New Dimension transaction on the Company and Boole as a combined company. The Company is not adopting the SG Cowen estimates or the 25% fiscal 2001 growth rate as accurate or indicative of the Company's internal estimates, nor is the Company giving guidance that it expects revenues, net earnings or earnings per share to equal or exceed these assumed amounts in fiscal 2000 or 2001.

     - New Dimension Revenue and Earnings Estimates are not Estimates by the Company or New Dimension and are Being Provided Solely for Illustrative Purposes. BMC and New Dimension are on different fiscal years. BMC's fiscal year ends on March 31, and New Dimension's ends on December 31. In preparing this analysis for BMC's fiscal year ending March 31, 2000 and 2001, BMC has used estimates for New Dimension's fiscal year ending December 31, 1999 and 2000, respectively. This is consistent with the method of reconciling the two different fiscal year ends used in preparing the information provided above under the heading "Selected Unaudited Pro Forma Condensed Combined Financial Information." Earnings estimates for New Dimension's fiscal year ending December 31, 1999 and 2000 are based upon published estimates of Goldman, Sachs & Co. dated February 24, 1999. The use of the Goldman, Sachs estimates are solely for the illustrative purpose of estimating the impact of the New Dimension transaction on the Company and Boole as a combined company. The Company is not adopting the Goldman, Sachs estimates as accurate or indicative of the Company's or New Dimension's internal estimates, nor is the
      Company giving guidance that it expects revenues, net earnings or earnings per share of New Dimension to equal or exceed these assumed amounts in fiscal 2000 or 2001.

     - Estimated Outstanding Shares are not Estimates by the Company and are Being Provided Solely for Illustrative Purposes. Estimated shares outstanding for fiscal 2000 are from the SG Cowen January 25, 1999 report. Estimated shares outstanding for fiscal 2001 were calculated by increasing the fiscal 2000 amount by 4%. The Company is presenting these estimates solely for the purpose of this calculation. The amount of shares outstanding could be significantly increased by stock option grants, stock option exercises and acquisitions for stock, which increase the number of shares used to calculate earnings per share on a diluted basis.

     - Purchase Price Allocation; Amortization of Intangible Assets. The purchase price allocation for acquired research and development is assumed to be approximately $132.3 million, net of income taxes. The purchase price allocation for goodwill and other intangibles is assumed to be approximately $428 million. Amortization of goodwill and other intangibles is assumed to occur over a four year life, resulting in an annual noncash amortization expense of $70 million, net of income taxes, in each year following the acquisition. The net earnings and earnings per share amounts for fiscal 2000 and 2001 reflect amortization of intangible assets acquired in the New Dimension transaction. The net earnings and earnings per share amounts for fiscal 2000 reflect the anticipated write-off of acquired in-process research and development of approximately $132.3 million, net of income taxes. The net earnings and earnings per share amounts for fiscal 2000 and 2001 reflect the annual amortization of intangibles expense of $70 million, net of income taxes. Excluding these non-charges, the net earnings and earnings per share amounts in this presentation would be as follows:

        - The net earnings and earnings per share amounts for fiscal 2000 excluding the anticipated write-off of acquired research and development would be $439 million and $1.69.

        - The net earnings and earnings per share amounts for fiscal 2000 excluding the anticipated write-off of acquired research and development and amortization of intangibles would be $508 million and $1.95.

        - The net earnings and earnings per share amounts for fiscal 2001 excluding the amortization of intangibles would be $644 million and $2.38.

       The final purchase price allocation will not be known until an independent appraisal is complete. The relative allocations of portions of the purchase price to acquired in-process research and development and the period over which goodwill and other intangibles will be amortized and the resulting amortization charge will be based upon determinations by the Company, its auditors and its independent appraisers and will be subject to review by the Securities and Exchange Commission. The actual amount of any write-off of acquired in-process research and development, remaining amortized goodwill, the actual amortization period and the amount of annual amortization of goodwill and intangibles may vary significantly from these assumptions.

     - Other Risks. The financial results and operations of the Company, Boole, and the Company and Boole as a combined company are subject to numerous risks and uncertainties including those set forth in the Company's Registration Statement on Form S-4 dated February 23, 1999 under the heading "Risk Factors" and additional risks and uncertainties applicable to the Company's financial results and operations set forth in the Company's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K under the heading "Certain Risks and Uncertainties that Could Affect Future Operating Results."

     The following table sets forth certain pro forma estimates of future financial results of the New Dimension transaction on the Company and Boole as a combined company and is based on the assumptions and adjustments discussed above. The data further assumes that the New Dimension transaction will close on April 1, 1999.

                                                                   YEARS ENDING
                                                                    MARCH 31,
                                                              ----------------------
                                                                2000         2001
                                                              ---------    ---------
                                                                  (IN THOUSANDS,
                                                              EXCEPT PER SHARE DATA)
COMPANY AND BOOLE COMBINED INCOME STATEMENT DATA:
  Net earnings..............................................  $508,000     $635,000
                                                              ========     ========
  Net earnings per share....................................  $   1.95     $   2.35
  Shares used in calculating net earnings per share.........   260,000      270,000
COMPANY, BOOLE AND NEW DIMENSION COMBINED INCOME STATEMENT
  DATA:
  Net earnings..............................................  $306,700     $574,000
                                                              ========     ========
  Net earnings per share....................................  $   1.18     $   2.12
  Shares used in calculating net earnings per share.........   260,000      270,000

II. NEW LITIGATION

     On March 9, 1999, a class action complaint was filed in the United States District Court for the Southern District of Texas, Houston Division, styled Rickey Hartman v. BMC Software, Inc., Max P. Watson, William M. Austin, M. Brinkley Morse and Kevin Klausmeyer, No. B-99-0715, against the Company and four senior executives of the Company alleging violations of Sections 10(b) and 20(a) of the Exchange Act in connection with the Company's financial statement presentation following its acquisition of BGS Systems, Inc. ("BGS") in March 1998 in a pooling-of-interests transaction. The lawsuit was filed following the Company's announcement that it was restating its historical financial results to include BGS's financial results in the Company's financial statements as a condition to the Securities and Exchange Commission declaring effective the Company's registration statement on Form S-4 for its pending acquisition of Boole. The complaint alleges that the Company and the individual defendants artificially inflated the Company's stock price by failing to include the historical results of BGS in the Company's historical financial statements thereby reporting inflated revenue and income growth rates during the first three quarters of fiscal 1999 ended December 31, 1998. The plaintiffs seek an unspecified amount of compensatory damages, interest and costs, including legal fees.

     The Company denies the allegations of wrongdoing in connection with the matters set forth in the complaint and intends to vigorously defend the action. An unfavorable judgment or settlement, however, could have a material adverse effect on the financial results of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.1           -- Share Purchase and Tender Agreement, dated as of March 7,
                            1999, by and between the Company and New Dimension.
          99.1           -- Press Release of the Company, dated as of March 8, 1999, reporting on the execution of the Share Purchase and
                            Tender Agreement, dated as of March 7, 1999.
          99.2           -- Commitment Letters, dated as of March 10, 1999, to the
                            Company from Proposed Lenders.
          99.3           -- Shareholder Agreement, dated as of March 7, 1999, by and among the Company, Einav Computer Systems Ltd., an
                            Israeli corporation, Roni A. Einav and Dalia
                            Prashker-Katzman.
          99.4           -- Shareholder Agreement, dated as of March 7, 1999, by and between the Company and Yossie Hollander.
          99.5           -- Third Amendment to Distribution Agreement by and between
                            New Dimension and Distributor dated October 28, 1994, as
                            amended on April 24 and October 31, 1997, effective as of
                            March 6, 1999.
          99.6           -- Letter Agreement regarding Fourth Amendment to
                            Distribution Agreement by and between the Company and New
                            Dimension, dated as of March 7, 1999.
          99.7           -- Letter to Boole shareholders transmitting the Current
                            Report on Form 8-K.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BMC SOFTWARE, INC.

                                            By:    /s/ M. BRINKLEY MORSE

                                              ----------------------------------
                                              Name: M. Brinkley Morse
                                              Title: Senior Vice President

Date: March 18, 1999

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.1           -- Share Purchase and Tender Agreement, dated as of March 7,
                            1999, by and between the Company and New Dimension.
          99.1           -- Press Release of the Company, dated as of March 8, 1999, reporting on the execution of the Share Purchase and
                            Tender Agreement, dated as of March 7, 1999.
          99.2           -- Commitment Letters, dated as of March 10, 1999, to the
                            Company from Proposed Lenders.
          99.3           -- Shareholder Agreement, dated as of March 7, 1999, by and among the Company, Einav Computer Systems Ltd., an
                            Israeli corporation, Roni A. Einav and Dalia
                            Prashker-Katzman.
          99.4           -- Shareholder Agreement, dated as of March 7, 1999, by and between the Company and Yossie Hollander.
          99.5           -- Third Amendment to Distribution Agreement by and between
                            New Dimension and Distributor dated October 28, 1994, as
                            amended on April 24 and October 31, 1997, effective as of
                            March 6, 1999.
          99.6           -- Letter Agreement regarding Fourth Amendment to
                            Distribution Agreement by and between the Company and New
                            Dimension, dated as of March 7, 1999.
          99.7           -- Letter to Boole shareholders transmitting the Current
                            Report on Form 8-K.